Exhibit 99.1

PRESS RELEASE

      For Release:            August 12, 2004
      Symbol:                 FBGC
      Contact:                Brantly Chappell
                              President & CEO
                              262-763-3581
      Website:                www.firstbankingcenter.com


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                   BOARD ANNOUNCES PLAN TO END SEC REPORTING

(Burlington, Wisconsin) - First Banking Center, Inc. (FBGC.PK) announced today that its board of directors has approved a plan to put an end to the company's obligation to file reports with the Securities and Exchange Commission. This "going private" transaction would be accomplished through a reverse 1-for-2,000 split of First Banking Center's common stock to be followed immediately by a forward 2,000-for-1 split. If the split transaction is completed, First Banking Center expects to have fewer than 300 shareholders of record. As a result, First Banking Center would no longer be required to file periodic reports and other information with the Securities and Exchange Commission.

"In addition to anticipated cost savings resulting from the elimination of these reporting requirements, we expect that the reduced burden on management will allow our officers to focus more attention on our customers and the communities where we operate," stated CEO Brant Chappell. "Remaining an independent community bank is important to us because of what we bring to our customers and shareholders," Mr. Chappell added. "We believe that this will help us to achieve our institution's long-held goals."

In the split transaction, shareholders with less than 2,000 shares of First Banking Center common stock held of record in their name immediately before the split transaction will receive a cash payment equal to $60.00 per pre-split share. Shareholders holding 2,000 or more shares of First Banking Center common stock immediately before the split transaction will not receive a cash payment and will continue to hold the same number of shares after completion of the split transaction.

The Board of Directors has received a fairness opinion from its financial advisor, Ryan Beck & Co., that the cash consideration to be paid in the proposed split transaction is fair, from a financial point of view, to First Banking Center's shareholders. The proposed split transaction is subject to approval by the holders of a majority of the issued and outstanding shares of First Banking Center common stock. Shareholders will be asked to approve the split transaction at a special meeting of shareholders, currently expected to be held in October of this year.

First Banking Center intends to file a preliminary proxy statement and Schedule 13E-3 with the SEC outlining the transaction. All shareholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when the documents are available. Shareholders may obtain a free copy of the proxy statement and Schedule 13E-3 at the SEC's web site at www.sec.gov. First Banking Center will also mail a copy of the definitive proxy statement prior to the special meeting to its shareholders entitled to vote at the annual meeting.

About First Banking Center, Inc.
--------------------------------

First Banking Center, Inc. is a one-bank holding company. First Banking Center Inc.'s primary business activity is the ownership and control of First Banking Center, its wholly-owned subsidiary bank. First Banking Center, Inc. also provides administrative and operational services for its subsidiary bank. The subsidiary bank was organized in 1920 and is a full service commercial bank with numerous locations in the state of Wisconsin. The subsidiary bank offers a wide range of services, which include loans, personal banking, trust and investment services, and insurance and annuity products.

Cautionary Statement Regarding Forward-Looking Statements
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Statements made in this press release,  other than those  containing  historical information, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. First Banking Center cautions readers that results and events subject to forward-looking statements could differ materially from those in the forward-looking statements.